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Exhibit 4.2

FAVRILLE, INC.

AMENDED AND RESTATED
INVESTOR RIGHTS AGREEMENT

MARCH 26, 2004

i

FAVRILLE, INC.

AMENDED AND RESTATED
INVESTOR RIGHTS AGREEMENT

        THIS AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (this "Agreement") is made and entered into as of March 26, 2004, by and among FAVRILLE, INC., a Delaware corporation (the "Company"), and the investors listed on Schedule A attached hereto (each of which is referred to herein as an "Investor" and all of which are collectively referred to herein as the "Investors").

RECITALS

        WHEREAS, certain of the Investors are purchasing shares of the Company's Series C Preferred Stock (the "Series C Stock"), pursuant to that certain Series C Preferred Stock Purchase Agreement (the "Purchase Agreement") of even date herewith (the "Financing");

        WHEREAS, the obligations in the Purchase Agreement are conditioned upon the execution and delivery of this Agreement;

        WHEREAS, certain of the Investors (the "Prior Investors") are holders of the Company's Series A Preferred Stock (the "Series A Stock"), Series B Preferred Stock (the "Series B Stock") and/or Series B-2 Preferred Stock (the "Series B-2 Stock" and, together with the Series A Stock, the Series B Stock and the Series C Stock, the "Preferred Stock");

        WHEREAS, the Prior Investors and the Company are parties to that certain Amended and Restated Investor Rights Agreement entered into as of June 25, 2003 (the "Prior Agreement");

        WHEREAS, the parties to the Prior Agreement desire to terminate the Prior Agreement and accept the rights and covenants hereof in lieu of their rights and covenants under the Prior Agreement; and

        WHEREAS, in connection with the consummation of the Financing, the Company and the Investors have agreed to the registration rights, information rights and other rights as set forth below.

AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree hereto as follows:

SECTION 1. REGISTRATION RIGHTS.

        The Company covenants and agrees as follows:

        1.1    Definitions.    For purposes of this Section 1:

          (a)   The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

          (b)   The term "Act" shall mean the Securities Act of 1933, as amended.

          (c)   The term "Form S-3" shall mean such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC (as defined below) which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          (d)   The term "Holder" shall mean any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.13 hereof.

          (e)   The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

          (f)    The term "Registrable Securities" shall mean the common stock of the Company (the "Common Stock") issuable or issued upon conversion of the Preferred Stock.

          (g)   The number of shares of "Registrable Securities then outstanding" shall mean the number of shares of Common Stock outstanding which are Registrable Securities, and the number of shares of Common Stock issuable upon conversion of the outstanding shares of Preferred Stock which are Registrable Securities.

          (h)   The term "SEC" shall mean the Securities and Exchange Commission.

        1.2    Demand Registration.

          (a)   If the Company shall receive at any time not earlier than the earlier of (i) June 23, 2006 and (ii) one year after the effective date of the Company's initial public offering of its securities registered under the Act a written request from the Holders of 25% of the Registrable Securities then outstanding that the Company register for sale under the Act all or any portion of the shares of Registrable Securities then held by all Holders, the Company will:

            (i)    within ten days after the receipt thereof, give written notice of such request to all Holders; and

            (ii)   use its reasonable best efforts to cause the registration under the Act of all Registrable Securities which the Holders request to be registered, subject to the limitations of Section 1.2(b) below.

          (b)   If the Holders initiating the registration request hereunder (the "Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 1.2(a) above and the Company shall include such information in the written notice referred to in Section 1.2(a). The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 1.4(e) below) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant to this Agreement, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated in the following manner. First, the securities to be included in such registration that do not constitute Registrable Securities shall be reduced to the extent required by the underwriter. If, following the reduction in the securities not constituting Registrable Securities to be included in such registration, a further reduction in the number of shares to be included in such registration is required, the number of Registrable Securities issued or issuable upon conversion of the Series A Stock, Series B Stock and Series B-2 Preferred Stock shall be reduced to the extent required by the underwriter, and such reduction shall be allocated among all Holders of Registrable Securities issued or issuable upon conversion of the Series A Stock, Series B Stock and Series B-2 Preferred Stock in proportion, as nearly as practicable, to the respective aggregate amounts of such Registrable Securities held by each such Holder at the time of the filing of the Registration Statement. If, following the reduction in the Registrable Securities issued or issuable upon conversion of the Series A Stock, Series B Stock and Series B-2 Stock to be included in the Registration Statement, a further reduction in the number of shares to be included in such underwriting and registration is required, the number of shares of Registrable Securities issued or issuable upon conversion of the Series C Stock shall be reduced to the extent required by the underwriter, and such reduction shall be allocated among all Holders of Registrable Securities issued or issuable upon conversion of the Series C Stock in proportion, as nearly as practicable, to the respective aggregate amounts of such Registrable Securities held by each such Holder at the time of the filing of the Registration Statement.

          (c)   Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2 a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company (the "Board"), it would be detrimental to the Company and its stockholders for such registration statement to be filed and the filing of such registration statement should therefore be delayed, the Company shall have the right to delay taking action with respect to such filing for one periods of not more than 90 days each in any 12-month period after receipt of the request of the Initiating Holders. If the Company delivers such a notice or otherwise does not take steps to effect a Registration in reliance upon this Section 1.2, any Holder of Registrable Securities that had requested to be included in such Registration shall be entitled to withdraw from such Registration and such Registration shall not count as not count as a registration pursuant to Section 1.2 for purposes of Section 1.2(d)(i).

          (d)   In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

            (i)    after the Company has effected two registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;

            (ii)   during the period starting with the date 90 days prior to the Company's good faith estimate of the date of filing of, and ending on a date 180 days after the effective date of, a registration subject to Section 1.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause the Section 1.3 registration statement to become effective; or

            (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.12 below (and such registration will not count as a registration pursuant to Section 1.2 for purposes of Section 1.2(d)(i)).

        1.3    Company Registration.    If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of any Holder given within 20 days after the giving of such notice by the Company in accordance with Section 3.5 below, the Company shall, subject to the provisions of Section 1.8 below, cause to be registered under the Act all of the Registrable Securities that such Holder has requested to be registered.

        1.4    Obligations of the Company.    Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably practicable:

          (a)   Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to 120 days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holders refrain from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities of the Company), and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until the majority of such Registrable Securities are sold, provided that Rule 415 under the Act, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 3 of the Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement.

          (b)   Prepare and file, as expeditiously as reasonably practicable and in any event within 90 days, with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

          (c)   Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (d)   Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (e)   In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (f)    Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating to the registration statement is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will amend or supplement each prospectus in order to cause such prospectus not to include any untrue statement of material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

          (g)   Cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange on which similar securities issued by the Company are then listed.

          (h)   Provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

          (i)    Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered for sale in connection with a registration pursuant to this Agreement, (i) a copy of any opinion provided by the counsel representing the Company to the underwriters in connection with such registration, and (ii) a copy of any letter from the independent certified public accountants of the Company to the underwriters in connection with such registration.

          (j)    Notify each seller of Registrable Securities under such registration statement of (i) the effectiveness of such registration statement, (ii) the filing of any post-effective amendments to such registration statement, or (iii) the filing of a supplement to such registration statement.

          (k)   Make available for inspection upon reasonable notice during the Company's regular business hours by each seller of Registrable Securities, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all material financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

        1.5    Furnish Information.

          (a)   It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

          (b)   The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.12 hereof if the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price, if any, required to originally trigger the Company's obligation to initiate such registration as specified in Section 1.2(a) or clause (2) of Section 1.12(b) hereof, whichever is applicable.

        1.6    Expenses of Demand Registration.    All expenses, other than underwriting discounts and commissions relating to Registrable Securities, incurred in connection with registrations, filings or qualifications pursuant to Section 1.2 hereof, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of one special counsel for the selling stockholders and another counsel for the Company shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 hereof if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2 hereof; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company not previously known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2 hereof; provided further, however, that the Company shall pay all expenses in connection with any registration begun pursuant to Section 1.2 that is subsequently withdrawn by the Company.

        1.7    Expenses of Company Registration.    The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 hereof for each Holder (which right may be assigned as provided in Section 1.13 hereof), including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto, but excluding underwriting discounts and commissions relating to Registrable Securities.

        1.8    Underwriting Requirements.    In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 hereof to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other persons entitled to select the underwriters) and approved by the Board. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders) but in no event shall the amount of securities of the selling Holders included in the offering be reduced below 30% of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities in which case the selling stockholders may be excluded if the underwriters make the determination described above. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder", and any pro rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder", as defined in this sentence.

        1.9    Delay of Registration.    No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

        1.10    Indemnification.    In the event any Registrable Securities are included in a registration statement under this Section 1:

          (a)   To the extent permitted by applicable federal and state law, the Company will indemnify and hold harmless each Holder, each of its officers, directors and partners, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will pay to each such Holder, each of its officers, directors and partners, underwriter or controlling person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

          (b)   To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement, each of its officers, directors and partners, and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 1.10(b) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall any indemnity under this Section 1.10(b) exceed the proceeds from the offering received by such Holder, net of any applicable underwriting discounts or commissions.

          (c)   Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party, to the extent prejudiced, of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

          (d)   If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations; provided, however, that in no event shall any contribution by a Holder under this Section 1.10(d) exceed the proceeds from the offering received by such Holder, net of any applicable underwriting discounts or commissions. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

          (e)   Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

          (f)    The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

        1.11    Reports Under the 1934 Act.    With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act ("Rule 144") and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

          (a)   make and keep public information available, as those terms are understood and defined in Rule 144, at all times after 90 days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

          (b)   use commercially reasonable efforts to take such action as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first Registration Statement filed by the Company for the offering of its securities to the general public is declared effective;

          (c)   file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

          (d)   furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

        1.12    Form S-3 Registration.    In case the Company shall receive from Holders of at least 15% of the Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

          (a)   promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

          (b)   as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after giving such written notice by the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 1.12: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $2,500,000; (3) if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Company's Board, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for one period of not more than 90 days after receipt of the request of the Holder or Holders under this Section 1.12 in any 12-month period; (4) if the Company has already effected three registrations on Form S-3 for the Holders pursuant to this Section 1.12; or (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

          (c)   Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to this Section 1.12, including (without limitation) all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of one counsel for the selling Holder or Holders and counsel for the Company, shall be borne by the Company. Registrations effected pursuant to this Section 1.12 shall not be counted as demands for registration or Company registrations effected pursuant to Sections 1.2 or 1.3 hereof, respectively.

        1.13    Assignment of Registration Rights.    The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to (i) any partner or retired partner of such Holder which is a partnership, (ii) any affiliate of such Holder, (iii) any family member of such Holder or trust for the benefit of such individual Holder or such Holder's family member, or (iv) any transferee or assignee who acquires at least 5,000 shares of Registrable Securities, provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.15 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

        1.14    "Market Stand-Off" Agreement.    Each Investor hereby agrees that, during the period of duration specified by the Company and an underwriter of Common Stock or other securities of the

Company, following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound, effective immediately upon the transfer of securities to any such donees) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that:

          (a)   such agreement shall not exceed one hundred eighty (180) days for the first such registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering;

          (b)   such agreement shall not exceed ninety (90) days for any subsequent registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering in which such Investor is entitled to participate; and

          (c)   all executive officers and directors of the Company then holding Common Stock and each stockholder of the Company holding in the aggregate at least one percent (1%) of the Company's equity securities on a fully-diluted basis (whether or not pursuant to this Agreement) are required to enter into similar agreements.

        In order to enforce the foregoing covenant, the Company may place restrictive legends on the certificates representing, and impose stop-transfer instructions with respect to, the Registrable Securities of the participating Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

        Notwithstanding the foregoing, the obligations described in this Section 1.14 shall not apply to a registration relating solely to employee benefit plans on a registration statement on Form S-l or Form S-8 or similar form which may be promulgated in the future, or a registration relating solely to an SEC Rule 145 transaction on a registration statement on Form S-4 or similar forms which may be promulgated in the future.

        1.15    Termination of Registration Rights.

          (a)   No Holder shall be entitled to exercise any right provided for in this Section 1 after five (5) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial underwritten offering of its securities to the general public.

          (b)   In addition, the right of any Holder to request registration or inclusion in any registration pursuant to Section 1.3 above shall terminate on the closing of the first Company-initiated registered public offering of Common Stock if all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 (other than Rule 144(k)) during any 90-day period, or on such date after the closing of the first Company-initiated registered public offering of Common Stock as all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 (other than Rule 144(k)) during any 90-day period.

SECTION 2. COVENANTS OF THE COMPANY.

        2.1    Delivery of Financial Statements.    Subject to Section 2.4 below, so long as an Investor holds a minimum aggregate of 500,000 shares of Preferred Stock or Common Stock issued upon conversion thereof, the Company shall deliver to such Investor as soon as practicable:

          (a)   but not later than 120 days following the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder's equity as of the end of such year, and a schedule as to the sources and applications of funds for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and audited and certified by independent public accountants selected by the Company; and

          (b)   but not later than 30 days following the end of each calendar month of the Company commencing with the month ending on March 31, 2004, unaudited financial statements of the Company for such month.

        2.2    Inspection.    Subject to Section 2.4 below, the Company shall permit each Investor, at such Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company may require that such Investor enter into a confidentiality agreement reasonably acceptable to the Company and such investor before the Company is obligated pursuant to this Section 2.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information and provided, further, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information the disclosure of which would be detrimental to the Company's competitive interests, as determined in good faith by a majority of the Board.

        2.3    Annual Budget.    Subject to Section 2.4 below, so long as an Investor holds a minimum aggregate of 500,000 shares of Preferred Stock or Common Stock issued upon conversion thereof, the Company shall deliver to such Investor, no later than 30 days prior to the commencement of each fiscal year, an annual fiscal operating plan and budget approved by the Board.

        2.4    Termination of Information and Inspection Covenant.    The covenants set forth in Sections 2.1, 2.2 and 2.3 above shall terminate as to the Investors and be of no further force or effect upon the first to occur of (i) the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public, (ii) the date the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act and (iii) the consummation of a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, which results in the holders of the Company's outstanding capital stock possessing a majority of the voting power (under ordinary circumstances) to elect a majority of the Company's Board immediately prior to such business acquisition shall no longer to own the Company's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Company's Board of Directors.

        2.5    Right of First Offer.    Subject to the terms and conditions specified in this Section 2.5, the Company hereby grants to each Investor other than such Investors set forth on Schedule B attached hereto (the "Eligible Investor") a right of first offer with respect to future sales by the Company of its Shares (as defined below). An Eligible Investor shall be entitled to apportion the right of first offer granted under this Agreement among itself and its partners and affiliates in such proportions as it deems appropriate.

        Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock (the "Shares"), the Company shall first make an offering of such Shares to each Eligible Investor in accordance with the following provisions:

          (a)   The Company shall deliver a notice in accordance with Section 3.5 below (the "Notice") to the Eligible Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

          (b)   By written notification received by the Company within 20 calendar days after giving the Notice, each Eligible Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issued and held, including all shares of Common Stock issuable upon conversion of the Preferred Stock then held, by such Eligible Investor bears to the total number of shares of Common Stock of the Company then outstanding, assuming full conversion and exercise of all outstanding Preferred Stock and other convertible or exercisable securities of the Company (the "Pro Rata Portion"). The Company shall promptly, in writing, inform each Eligible Investor which purchases all the shares available to it (a "Fully-Exercising Eligible Investor") of any other Eligible Investor's failure to do likewise (including as a result of no longer having the right to purchase such shares pursuant to Section 2.6) (a "Non-Fully Exercising Eligible Investor"). During the ten-day period commencing after such information is given, each Fully-Exercising Eligible Investor shall be entitled to obtain that portion of the Shares not subscribed for by each Non-Fully Exercising Eligible Investor (including as a result of no longer having the right to purchase such shares pursuant to Section 2.6) which is equal to the proportion that the number of shares of Common Stock held, assuming full conversion and exercise of all outstanding Preferred Stock and other convertible or exercisable securities of the Company by such Fully-Exercising Eligible Investor, bears to the total number of shares of Common Stock held, assuming full conversion and exercise of all outstanding Preferred Stock and other convertible or exercisable securities of the Company, by all Fully-Exercising Eligible Investors who wish to purchase any of the unsubscribed shares.

          (c)   If all Shares are not elected to be obtained as provided in Section 2.5(b) above, the Company may, for 120 business days following the expiration of the period provided in Section 2.5(b) above, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Notice. If the Company does not enter into an agreement for the sale of all of the Shares within such period, the right provided under this Section 2.5 shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Investors in accordance with this Section 2.5.

          (d)   The right of first offer in this Section 2.5 shall not be applicable to the issuance or sale of shares of capital stock, options, warrants or other securities or rights (i) to employees, officers, directors or consultants for the primary purpose of soliciting or retaining their employment or services for benefit of the Company, if approved by a minimum two-thirds (2/3) majority of the Board, (ii) upon or after consummation of a bona fide, firmly underwritten public offering of shares of Common Stock, registered under the Act pursuant to a registration statement on Form S-1, (iii) pursuant to the conversion or exercise of convertible or exercisable securities, (iv) to sellers in connection with a bona fide business acquisition by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, (v) to persons or entities for services rendered, if approved by a minimum two-thirds (2/3) majority of the Board, (vi) pursuant to a stock option or stock purchase plan or (vii) in connection with any stock split, stock dividend or recapitalization effected by the Company.

          (e)   The right of first offer set forth in this Section 2.5 may be assigned (but only with all related obligations) by a Holder to (i) any partner or retired partner of such Holder which is a partnership, (ii) any affiliate of such Holder, (iii) any family member of such Holder or trust for the benefit of such individual Holder or such Holder's family member, or (iv) any transferee or assignee who acquires at least 5,000 shares of Registrable Securities, provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.15 above.

        2.6    Pay to Play.

          (a)   Except as provided in Section 2.6(b) below, any Non-Fully Exercising Eligible Investor (and any transferee or assignee of such Non-Fully Exercising Eligible Investor's shares) shall forfeit its right of first offer under Section 2.5 above with respect to future sales by the Company of any offered Shares subsequent to the offering in which such Non-Fully Exercising Eligible Investor failed to purchase at least its Pro Rata Portion, unless such failure was in response to a specific, written request by the Company (as agreed to by the Board) that such Eligible Investor purchase less than its Pro Rata Portion.

          (b)   Notwithstanding the provisions of Section 2.6(a) above, in connection with the first sale of Shares by the Company under Section 2.5 hereof to occur after the date hereof (the "First Sale"), each Eligible Investor listed on Schedule C attached hereto ("Schedule C") shall be deemed a Fully-Exercising Investor for purposes of Section 2.5 and Section 2.6(a) hereof with respect to the First Sale if: (i) the sum of (x) the amount invested by such Eligible Investor to purchase Shares in the First Sale, if any, and (y) the amount listed opposite such Eligible Investor's name on Schedule C equals or exceeds the aggregate purchase price of such Eligible Investor's Pro Rata Portion of the Shares sold in the First Sale; or (ii) such Eligible Investor purchases that portion of the Shares sold in the First Sale which equals the proportion that the number of shares of Common Stock issued and held, including all shares of Common Stock issuable upon conversion of the Preferred Stock other than the number of shares of Series C Preferred set forth opposite such Eligible Investor's name on Schedule C, by such Eligible Investor bears to the total number of shares of Common Stock of the Company then outstanding, assuming full conversion and exercise of all outstanding Preferred Stock and other convertible or exercisable securities of the Company.

        2.7    Reimbursement of Expenses.    The Company shall reimburse the Company's directors for their customary and reasonable expenses incurred in attending meetings of the Board and any committee thereof.

        2.8    Committees.

          (a)   Any audit committee, compensation committee, nominating and corporate governance committee or pricing committee of the Board, or any committee of the Board performing similar functions that may be formed from time to time (each, a "Committee"), shall be composed of three members of the Board; provided that (i) at any time the Company is subject to the reporting requirements of the 1934 Act, the authorized number of committee members serving on such committee or committees shall comply with the rules and regulations of the 1934 Act, as they may be amended from time to time; and (ii) at any time the Common Stock is included in The Nasdaq National Market, Inc. ("Nasdaq"), the authorized number of committee members serving on such committee or committees shall comply with the rules and regulations of Nasdaq, as they may be amended from time to time.

          (b)   Unless prohibited by the rules and regulations of the 1934 Act or Nasdaq, at least one member of each Committee shall be a Series C Director (as such term is defined in the Company Amended and Restated Certificate of Incorporation).

SECTION 3. MISCELLANEOUS.

        3.1    Successors and Assigns.    Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

        3.2    Governing Law.    This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

        3.3    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        3.4    Titles and Subtitles.    The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

        3.5    Notices.    All notices or other communications required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail, with verification of receipt, or facsimile, in either case if sent during normal business hours of the recipient; if not, then on the next business day; (iii) three days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent (a) if to an Investor, at such Investor's address set forth on the signature page hereof or at such other address, electronic or otherwise, as such Investor shall designate by ten days' advance written notice to the Company, or (b) if to any other holder or offeree of any shares of capital stock of the Company, at such address, electronic or otherwise, as such holder or offeree shall have furnished to the Company in writing, and, if such holder has not furnished an address to the Company, then to and at the address of the last holder of such capital stock that has so furnished an address to the Company, or (c) if to the Company, at its address set forth on the signature page hereof addressed to the attention of the Corporate Secretary, or at such other address as the Company shall designate by ten days' advance written notice to the Investors and any other holder of capital stock of the Company.

        3.6    Expenses.    If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

        3.7    Amendments and Waivers.    Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of (i) the Company, (ii) the holders of a majority of the Registrable Securities then outstanding, (iii) the holders of 66 2/3% of the Series A Stock then outstanding, (iv) the holders of 66 2/3% of the Series B Stock and the Series B-2 Stock then outstanding, voting together as a single class, and (v) the holders of 51% of the Series C Stock then outstanding. Any amendment or waiver effected in accordance with this Section 3.7 shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities and the Company.

        3.8    Severability.    If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

        3.9    Aggregation of Stock.    All shares of Preferred Stock, and Common Stock issued upon conversion thereof, held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

        3.10    Entire Agreement; Amendment; Waiver.    This Agreement and the Purchase Agreement, and the documents contemplated hereby and thereby, constitute the full and entire understanding and agreement between the parties hereto with regard to the subject matter hereof and thereof, and supersede any and all prior negotiations, correspondence, understandings and agreements among the parties respecting the subject matter hereof and thereof. Upon the execution and delivery of this Agreement by the Company and the requisite number of stockholders of the Company under the Prior Agreement, all provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and terminated in their entirety and shall have no further force and effect.

[SIGNATURE PAGES FOLLOW]

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

FAVRILLE, INC.
By:	/s/ JOHN P. LONGENECKER John P. Longenecker President and Chief Executive Officer
Address:	10421 Pacific Center Court Suite 150 San Diego, CA 92121
Fax:	(858) 450-5948
INVESTORS:
WILLIAM BLAIR CAPITAL PARTNERS VII, L.P.
By:	William Blair Capital Management VII, L.P.
Its:	General Partner
By:	William Blair Capital Management VII, L.L.C.
Its:	General Partner
By:	/s/ A.M. MINOCHERHOMJEE
Name:	Arda Minocherhomjee
Its:	Managing Director
Address:	227 West Monroe Street Suite 3500 Chicago, Illinois 60606
Fax:	(312) 236-5782
WILLIAM BLAIR CAPITAL PARTNERS VII QP, L.P.
By:	William Blair Capital Management VII, L.P.
Its:	General Partner
By:	William Blair Capital Management VII, L.L.C.
Its:	General Partner
By:	/s/ A.M. MINOCHERHOMJEE
Name:	Arda Minocherhomjee
Its:	Managing Director
Address:	227 West Monroe Street Suite 3500 Chicago, Illinois 60606
Fax:	(312) 236-5782

ALLOY PARTNERS 2000, L.P. ALLOY VENTURES 2000, L.P. ALLOY CORPORATE 2000, L.P. ALLOY INVESTORS 2000, L.P.
By:	Alloy Ventures 2000, LLC
Their:	General Partner

/s/ DOUGLAS E. KELLY Managing Member of Alloy Ventures 2000, LLC
Address:	480 Cowpers Street 2nd Floor Palo Alto, CA 94301
Fax:	(650) 687-5010
ALLOY ANNEX I, L.P.
By:	Alloy Annex I, LLC
Its:	General Partner
/s/ DOUGLAS E. KELLY Managing Member of Alloy Annex I, LLC
Address:	480 Cowpers Street, 2nd Floor Palo Alto, CA 94301
DE NOVO VENTURES I, LP DE NOVO (Q) VENTURES I, LPQL
By:	De Novo Management LLC
Their:	General Partner

/s/ FRED DOTZLER Fred Dotzler, Managing Director
Address:	1550 El Camino Real Suite 150 Menlo Park, CA 94025
Fax:	(650) 329-1315

SANDERLING VENTURE PARTNERS V, L.P.
SANDERLING V BIOMEDICAL, L.P.
SANDERLING V LIMITED PARTNERSHIP
SANDERLING V BETEILIGUNGS GMBH & CO. KG
SANDERLING VENTURE PARTNERS V CO-INVESTMENT FUND, L.P.
SANDERLING V BIOMEDICAL CO-INVESTMENT FUND, L.P.
By:	Middleton, McNeil & Mills Associates V, LLC

/s/ FRED A. MIDDLETON Fred A. Middleton Managing Director
Address:	400 South El Camino Real Suite 1200 San Mateo, CA 94402
Fax:	(650) 375-7077
SANDERLING V VENTURES MANAGEMENT

/s/ FRED A. MIDDLETON Fred A. Middleton Owner
Address:	400 South El Camino Real Suite 1200 San Mateo, CA 94402
Fax:	(650) 375-7077
FORWARD VENTURES III INSTITUTIONAL PARTNERS L.P.
By:	Forward III Associates, LLC

By:
/s/ IVOR ROYSTON
Name:
Ivor Royston, M.D.
Title:
Managing Member
Address:	9393 Towne Centre Drive Suite 200 San Diego, CA 92121
Fax:	(858) 452-8799

FORWARD VENTURES III L.P.
By:	Forward III Associates, LLC

By:
/s/ IVOR ROYSTON
Name:
Ivor Royston, M.D.
Title:
Managing Member
Address:	9393 Towne Centre Drive Suite 200 San Diego, CA 92121
Fax:	(858) 452-8799
FORWARD VENTURES IV B L.P.
By:	Forward IV Associates, LLC

By:
/s/ IVOR ROYSTON
Name:
Ivor Royston, M.D.
Title:
Managing Member
Address:	9393 Towne Centre Drive Suite 200 San Diego, CA 92121
Fax:	(858) 452-8799
FORWARD VENTURES IV L.P.
By:	Forward IV Associates, LLC

By:
/s/ IVOR ROYSTON
Name:
Ivor Royston, M.D.
Title:
Managing Member
Address:	9393 Towne Centre Drive Suite 200 San Diego, CA 92121
Fax:	(858) 452-8799

JACOBS INVESTMENT COMPANY, LLC

By:
/s/ GARY E. JACOBS
Name:
Gary E. Jacobs
Title:
Manager
Address:	13974 Boquito Drive Del Mar, CA 92014
STEPHEN J. KANDEL SSB ROTH CONVERSION IRA CUST.

By:

Name:	Stephen J. Kandel
Title:	Beneficial Owner
Address:	1021 Muirlands Drive La Jolla, CA 92037

SANDEN KANDEL
Address:	1021 Muirlands Drive La Jolla, CA 92037
EBR HOLDINGS II LTD.

By:

Name:

Title:

Address:	3366 N. Torrey Pines Ct. Suite 210 La Jolla, CA 92037

ELLIOT FEUERSTEIN
Address:	8588 Ruette Monte Carlo La Jolla, CA 92037
MICHAEL M. BERNS LIVING TRUST DATED 10/16/90, MICHAEL M. BERNS, TRUSTEE

By:
Michael M. Berns Trustee
Address:	1617 Emerald Bay Laguna Beach, CA 92651

THE PAYNE FAMILY TRUST DATED 1/23/85, ERROL G. PAYNE AND NAOMI F. PAYNE, TRUSTEES
By:
Errol G. Payne and Naomi F. Payne Trustees
Address:	21 Ritz Cove Drive Dana Point, CA 92629

JOSHUA COHEN AND LITA COHEN
Address:	8010 Frost Street, Suite 408 San Diego, CA 92123
MICHAEL S. GROSSMAN UBS IRA ROLLOVER DG87091-68

By:
/s/ MICHAEL S. GROSSMAN
Name:	Michael S. Grossman
Title:	Owner
Address:	310 Forward Street La Jolla, CA 92037
MARGARET GROSSMAN UBS IRA DG44753

By:
/s/ MARGARET GROSSMAN
Name:	Margaret Grossman
Title:	Owner
Address:	310 Forward Street La Jolla, CA 92037

GUILIO WASSMER
Address:	Schlyffistrasse 15 8806 Bäch Switzerland

/s/ CHRISTOPH DIETSCHE CHRISTOPH DIETSCHE
Address:	Jurastrasse 27 CH-5000 Aarau Switzerland

WARNKE BROADLEY KENNEDY FAMILY TRUST DATED 3/29/89, JOSEPH F. KENNEDY, TRUSTEE, GERIANN WARNKE, TRUSTEE

By:
/s/ JOSEPH F. KENNEDY
Name:	Joseph F. Kennedy
Title	Trustee
Address:	6390 Cardeno Drive La Jolla, CA 92037
IRA M. LECHNER & WINIFRED EILEEN HAAG FAMILY TRUST DATED 1/21/00: IRA M. LECHNER & WINIFRED EILEEN HAAG TRUSTEES

By:
/s/ IRA M. LECHNER
Name:
Ira M. Lechner
Title:
Trustee
Address:	19811 4th Place Escondido, CA 92029
MORGAN STANLEY DW INC. CUSTODIAN FOR IRA M. LECHNER (MSDW TAX ID #94-1671384)

By:
/s/ IRA M. LECHNER
Name:	Ira M. Lechner
Title:	Trustee
Address:	19811 4th Place Escondido, CA 92029

NEVINS MCBRIDE
Address:

ALFRED AND ADELE SALEH FAMILY TRUST

By:
/s/ FRED SALEH
Name:	Fred Saleh
Title:
Trustee
Address:	14845 Caminito Lorren Del Mar, CA 92014

LAWRENCE BIER
Address:	13 Blueberry Ridge Court Rockville, MD 20854

DENNIS FAMILY TRUST DATED 3/29/93, EDWARD A. DENNIS, TRUSTEE, MARTHA G. DENNIS, TRUSTEE
By:
/s/ EDWARD A. DENNIS, TTEE, /s/ MARTHA G. DENNIS, TTEE Edward A. Dennis and Martha G. Dennis Trustees
Address:	1921 Hypatia Way La Jolla, CA 92037

/s/ ELLIOTT ROYSTON ELLIOTT ROYSTON
Address:	1634 Ponce de Leon Ave., #207 Atlanta, GA 30307

DAVID W. ODMARK
Address:

INDOFIN, NV

By:

Name:	Pieter van Dongen
Title:	Director
Address:	c/o Avobone S.A. 9, Place du Bourg-de-Four 1204 Geneva Switzerland 1204

HOWARD ALTMANN
Address:	P.O. Box 1965 New York, NY 10013
LOTUS BIOSCIENCE INVESTMENT HOLDINGS LIMITED

By:
/s/ WONG KEN LUM, MONG CHEUK WAI
Name:	Wong Ken Lum and Mong Cheuk Wai
Title:	Directors
Address:	9th Floor, Central Building Pedder Street, Hong Kong

MERCER REVOCABLE FAMILY TRUST DTD 7/13/89

By:

Name:	Thomas Mercer
Title:	Trustee
Address:	P.O. Box 842 Rancho Santa Fe, CA 92067
WEIL FAMILY TRUST OF 1980, CHRISTOPHER WEIL AND PATRICIA WEIL

By:
/s/ CHRISTOPHER WEIL
Name:	Christopher Weil
Title:	Trustee
Address:
GC&H INVESTMENTS

By:
/s/ JOHN L. CARDOZA
Name:	John L. Cardoza
Title:	Executive Partner
Address:	One Maritime Plaza 20th Floor San Francisco, CA 94111
GC&H INVESTMENTS, LLC

By:
/s/ JOHN L. CARDOZA
Name:	John L. Cardoza
Title:	Executive Partner
Address:	One Maritime Plaza 20th Floor San Francisco, CA 94111
GRAY GHOST, LLC

By:
/s/ PHILIP GOELET
Name:
Philip Goelet
Title:	Manager
Address:	c/o Red Abbey, LLC 2330 West Joppa Road Suite 330 Lutherville, MD 21093
Fax:	(410) 494-4247

HELLER FINANCIAL LEASING, INC.

By:
/s/ FRANK A. VAN DE
Name:	Frank A. Van De
Title:	Vice President
Address:	500 W. Monroe Street Chicago, IL 60661 Attn: GE Technology Finance — Portfolio Management
Fax:	(312) 876-2593
PRIVATE EQUITY HOLDING-FAVRILLE, L.L.C.
By:	Howard Hughes Medical Institute
Its:	Sole Member and Manager

By:
/s/ STEPHEN M. KITSOULAS
Name:
Stephen M. Kitsoulas
Title:
Managing Director—Fixed Income & Currencies
Address:	4000 Jones Bridge Road Chevy Chase, MD 20815
Fax:	(301) 215-8691
SFP BIOTECH PARTNERS

By:
/s/ STEVEN LEE YAMSHON Steven Lee Yamshon Managing Partner
Address:	1851 E. First Street #150 Santa Ana, CA 92705
STEPHEN J. KANDEL SSB ROTH CONVERSION IRA CUST.

By:
/s/ STEPHEN J, KANDEL
Name:	Stephen J. Kandel
Title:	Beneficial Owner
Address:	1021 Muirlands Drive La Jolla, CA 92037

/s/ STEPHEN J. KANDEL STEPHEN AND GENEVIEVE KANDEL
Address:	P.O. Box 1891 Rancho Santa Fe, CA 92067

OAKWOOD MEDICAL MANAGEMENT IV (QP), L.L.C.
By:	Oakwood Medical Management IV, L.L.C.
Its:	Manager

By:
/s/ RAUL E. PEREZ
Name:	Raul E. Perez, M.D.
Title:	President
Address:	439 Kirkwood Road, Suite 208 St. Louis, Missouri 63122
OAKWOOD MEDICAL INVESTORS IV, L.L.C.
By:	Oakwood Medical Management IV, L.L.C.
Its:	Manager

By:
/s/ RAUL E. PEREZ
Name:	Raul E. Perez, M.D.
Title:	President
Address:	439 Kirkwood Road, Suite 208 St. Louis, Missouri 63122
COMMUNITY INVESTMENT PARTNERS V L.P., LLLP
By:	CIP Management L.P., LLLP
Its:	Managing General Partner

By:
/s/ D. BURKHARDT
Name:	Daniel A. Burkhardt
Title:	Chairman of CIP Management, Inc., Managing General Partner of CIP Management L.P., LLLP
Address:	12555 Manchester Road St. Louis, Missouri 63131
PIPER JAFFRAY HEALTHCARE FUND IV, L.P.
By:	Piper Jaffray Healthcare Management IV, LLC
Its:	General Partner

By:
/s/ HEATH LUKATCH Heath Lukatch, Managing Director of Piper Jaffray Ventures Inc., its General Partner
Address:	100 Spear Street, Suite 1600 San Francisco, CA 94105
Fax:	(415) 979-9488

AVTECH PORTFOLIO, L.P.
By:	AVTech Ventures II, LLC
Its:	General Partner

By:
/s/ GARY L. SHIELDS Gary L. Shields, Managing Member
Address:	1201 Camino Del Mar, Suite 215 Del Mar, CA 92014
Fax:	(858) 356-3563
MATTHEW C. & IRIS LYNN STRAUSS, CO-TRUSTEES OF STRAUSS FAMILY TRUST DTD. 6/5/92

By:
/s/ MATTHEW STRAUSS
Name:	Matthew C. Strauss
Title	Co-Trustee
Address:	c/o MC Strauss Company 990 Highland Drive, Suite 200 Solana Beach, CA 92075
Fax:	(858) 792-7834
BOSTON LIFE SCIENCE VENTURE CORP.

By:
/s/ KENNETH LO
Name:	Kenneth C.M. Lo
Title:	Chairman
Address:	5th Fl. No. 420 Fu-Hsin N. Road Taipei, Taiwan
THOMAS A. SHIFTAN AND MAUREEN E. SHIFTAN, CO-TRUSTEES OF SHIFTAN FAMILY TRUST DTD. 3/23/98

By:
/s/ THOMAS SHIFTAN
Name:	Thomas A. Shiftan
Title	Co-Trustee
Address:	7040 Neptune Place La Jolla, CA 92037

NEEDHAM CAPITAL SBIC III, L.P. NEEDHAM CAPITAL PARTNERS IIIA, L.P. NEEDHAM CAPITAL PARTNERS III (BERMUDA), L.P.

By:
/s/ JOHN PRIOR
Name:
John J. Prior, Jr.
Title:
General Partner
Address:	Needham Asset Management 445 Park Avenue New York, NY 10022
1998 CO-INVESTING LLC EIN 43-1831139

By:
/s/ JEFF MCDONNELL
Name:	Jeff McDonnell
Title	Manager
Address:	1034 S. Brentwood, Suite 1860 St. Louise, MO 63117
SCHRODERS & CO. BANK SA

By:
/s/ SAMUEL MOULIN
Name:
Samuel Moulin
Title:
Director
Address:	8, Rue D'Italie Geneve, Switzerland

/s/ ERIC ROBERTS ERIC W. ROBERTS
Address:	205 E 78th St., #4H New York, NY 10022
SCHEIBLER-LEHENY FAMILY LIVING TRUST U/D/T JUNE 6, 2001

By:

By:

Names:	Edward G. Scheibler, Trustee A. Rachel Leheny, Trustee
Address:

THE NICHOLAS & PADDI ARTHUR TRUST DATED

By:

By:

Names:	Nicholas Arthur, Co-Trustee Paddi Arthur, Co-Trustee
Address:

SCHEDULE A
INVESTORS

INVESTOR
William Blair Capital Partners VII, L.P.
William Blair Capital Partners VII QP, L.P.
Alloy Partners 2000, L.P.
Alloy Ventures 2000, L.P.
Alloy Corporate 2000, L.P.
Alloy Investors 2000, L.P.
Alloy Annex I, L.P.
De Novo Ventures I, LP
De Novo (Q) Ventures I, LP
Sanderling Venture Partners V, L.P.
Sanderling V Biomedical, L.P.
Sanderling V Limited Partnership
Sanderling V Beteiligungs GmbH & Co. KG
Sanderling V Ventures Management
Sanderling Venture Partners V Co-Investment Fund, L.P.
Sanderling V Biomedical Co-Investment Fund, L.P.
Forward Ventures III Institutional Partners L.P.
Forward Ventures III L.P.
Forward Ventures IV B L.P.
Forward Ventures IV L.P.
Jacobs Investment Company, LLC
Stephen J. Kandel SSB Roth Conversion IRA Cust.
Sanden Kandel
EBR Holdings II Ltd.
Elliot Feuerstein
Michael M. Berns Living Trust Dated 10/16/90, Michael M. Berns, Trustee
The Payne Family Trust Dated 1/23/85, Errol G. Payne and Naomi F. Payne, Trustees
Joshua Cohen and Lita Cohen
Michael S. Grossman UBS IRA Rollover DG87091-68
Margaret Grossman UBS IRA DG44753
Guilio Wassmer
Christoph Dietsche

Warnke Broadley Kennedy Family Trust Dated 3/29/89, Joseph F. Kennedy, Trustee, Geriann Warnke, Trustee
Ira M. Lechner & Winifred Eileen Haag Family Trust Dated 1/21/00: Ira M. Lechner & Winifred Eileen Haag Trustees
Morgan Stanley DW Inc. Custodian for Ira M. Lechner (MSDW Tax ID #94-1671384)
Nevins McBride
Alfred and Adele Saleh Family Trust
Lawrence Bier
Dennis Family Trust Dated 3/29/93, Edward A. Dennis, Trustee, Martha G. Dennis, Trustee
Elliott Royston
David W. Odmark
Indofin, NV
Howard Altmann
Lotus Bioscience Investment Holdings Limited
Mercer Revocable Family Trust DTD 7/13/89
Weil Family Trust of 1980, Christopher Weil and Patricia Weil
GC&H Investments
GC&H Investments, LLC
Gray Ghost, LLC
Heller Financial Leasing, Inc.
SFP Biotech Partners
Schroders & Co. Bank SA
Antonio J. Grillo-Lopez and Maria S. Grillo Trustees Grillo-Marxuach Family Trust dated 6-28-95
Private Equity Holding-Favrille, L.L.C.
Stephen Kandel CGM Roth Conversion IRA CUST A/C #119-51879-17-380
Stephan and Genevieve Kandel
Oakwood Medical Investors IV (QP), L.L.C.
Oakwood Medical Investors IV, L.L.C.
Community Investment Partners V L.P., LLLP
Piper Jaffray Healthcare Fund IV, L.P.
AVTech Portfolio, L.P.
Matthew C. & Iris Strauss, co-trustees of Strauss Family Trust dtd. 6/5/92
Boston Life Science Venture Corp.
Thomas A. Shiftan and Maureen E. Shiftan, co-trustees of Shiftan Family Trust dated 3/23/98

Schedule C

Series C Preferred Over-Subscription Amount

ELIGIBLE INVESTOR	NUMBER OF SHARES	PURCHASE PRICE
Forward Ventures III Institutional Partners L.P. and its affiliates	1,115,216	$1,538,998
Sanderling Venture Partners V, L.P. and its affiliates	1,787,729	$2,467,066
De Novo Ventures I, LP and its affiliates	500,783	$691,081

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